                                                                       EXHIBIT 2


                             JOINT FILING AGREEMENT


         The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on Schedule 13D and amendments thereto, in accordance with the provisions of Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended.

Dated:   March 11, 1998

                                              THE WILLIS GROUP, LLC


                                              By: /s/ MARK WILLIS
                                                  ----------------------------
                                                       Mark Willis, President



                                              /s/ MICHAEL T. WILLIS
                                              --------------------------------
                                              Michael T. Willis



                                              /s/ MARK WILLIS
                                              --------------------------------
                                              Mark Willis



                                              /s/ JAMES T. HARRIS
                                              ---------------------------------
                                              James T. Harris